SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2007

LANGUAGE ACCESS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Rich Street, Suite 150 Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 355-0902

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 2, 2007, Language Access Network, Inc. (the “Company”) closed an offering of Unsecured Convertible Promissory Notes (the “Notes”) for aggregate proceeds to the Company of $1,000,000. The Notes mature in three years with an interest rate of 10% per annum and may only be converted within the first 18 months after issuance into shares of Company common stock with an exercise price of $1.10 per share and, if converted, must be converted in their entirety including interest. Holders of the Notes have the right to register converted shares with the Securities and Exchange Commission, but only when the Company decides to register an offering of other securities in its sole discretion. The Notes contain a call provision that will allow the Company to repay the principal and accrued interest at any time. The holders of the Notes will be unsecured creditors only and will not have any direct interest in the Company’s underlying assets through a security interest or otherwise.
The foregoing is not a complete summary of the terms of the Notes, and reference is made to the complete text of the form of Unsecured Convertible Promissory Note attached hereto as Exhibit 10.1.

SECTION 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation is incorporated by reference into this Item 2.03.

SECTION 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The Notes were offered solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

SECTION 8 - Other Events

Item 8.01 Other Events

On June 15, 2007, the Company entered into a non-binding Convertible Debenture Term Sheet Proposal (the “Term Sheet”) with La Jolla Cove Investors, Inc. in connection with a proposed financing of $4,000,000 under a series of convertible debentures. Each proposed $1,000,000 convertible debenture will have an interest rate of 7.75% per annum, payable monthly, and will mature two years from closing. The proposed debentures are convertible into shares of the Company’s common stock at the lesser of (a) $2.00 per share, or (b) 80% of the average of the 3 lowest VWAP (Volume Weighted Average Price) prices during the 20 trading days prior to the election to convert. In any event, however, there will be a floor price of $1.00 per share on any conversion. The proposed transaction includes registration rights for the shares of common stock underlying the debentures.

The foregoing is not a complete summary of the terms of the Term Sheet, and reference is made to the complete text to the Term Sheet, which is attached hereto as Exhibit 99.1.

The Company issued press releases announcing the signing of the Term Sheet and sale of Unsecured Convertible Promissory Notes and announcing the hiring of industry expert Bonnie Harmston as the Company’s new Vice President of National Accounts. The press releases are attached hereto as Exhibits 99.2 and 99.3.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Unsecured Convertible Promissory Note
99.1	Convertible Debenture Term Sheet Proposal (“Term Sheet”)
99.2	Press release dated July 6, 2007 announcing signing of the Term Sheet and sale of Unsecured Convertible Promissory Notes
99.3	Press release dated July 9, 2007 announcing hiring industry expert Bonnie Harmston as new Vice President of National Accounts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Access Network, Inc.

By:	/s/ Michael Guirlinger
Michael Guirlinger, Chief Executive Officer
Date:	July 9, 2007